UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 25, 2009

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 1, 2009, IA Global, Inc. (“IA Global” or the “Company”) announced that it received a deficiency letter from the NYSE Amex on September 25, 2009. In this letter, NYSE Amex staff accepted IA Global’s plan to bring the Company back into compliance with Sections 134 and 1101 of the NYSE Amex’s Company Guide by October 12, 2009. IA Global expects to regain compliance with Sections 134 and 1101 of the Company Guide by filing its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 with the Securities and Exchange Commission on or before October 12, 2009.

In its letter, the staff also indicated that the Company is not compliance with certain additional continued listing standards set forth in Part 10 of the Company Guide. Specifically, the Company is not in compliance with (i) Section 1003(a)(i) of the Company Guide, since its total shareholders’ equity is less than $2 million and the Company has reported losses from continuing operations and net losses in two out of the three most recent fiscal years; (ii) Section 1003(a)(ii) of the Company Guide, since its total shareholders’ equity is less than $4 million and the Company has reported losses from continuing operations and net losses in three out of the four most recent fiscal years; (iii) Section 1003(a)(iii) of the Company Guide, since its total shareholders’ equity is less than $6 million and the Company has reported losses from continuing operations and net losses in the five most recent fiscal years; and (iv) Section 1003(a)(iv) of the Company Guide, since the Company sustained losses so substantial in relation to its overall operations or its existing financial resources or its financial condition has become so impaired that is appears questionable, in the opinion of the NYSE Amex, that the Company will be able to continue operations and/or meet its obligations as they mature.

In order to maintain its listing on the NYSE Amex, the Company must submit a plan by October 9, 2009 that addresses how it will regain compliance with Section 1003(a)(iv) of the Company Guide by March 25, 2010 and Section 1003(a)(i), (ii) and (iii) of the Company Guide by March 25, 2011. The Company will be subject to periodic review by the NYSE Amex staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE Amex. The Company expects to submit its plan to regain compliance with the continued listing standards and within the time periods described above on or before the October 9, 2009 deadline.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits –

Exhibit No.	Description

99.1	IA Global, Inc. press release dated October 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA GLOBAL, INC.

(Registrant)

Dated: October 1, 2009

By:	/s/ Mark Scott

Mark Scott

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	IA Global, Inc. press release dated October 1, 2009.